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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To GulfMark Offshore, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 2000 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-33719, File No. 333-59415, File No. 333-44696 and File No. 333-57294.



Arthur Andersen LLP




Houston, Texas
March 8, 2002